Immediate             Karen L. Widmayer:  Media Contact
                      (202) 729-1789
                      Stephen Walsh:  Analyst Contact
                      (202) 729-1764



CARRAMERICA ANNOUNCES FIRST QUARTER 2001 FINANCIAL RESULTS


     Washington D.C. - May 4, 2001 - CarrAmerica Realty Corporation (NYSE:CRE) today reported first quarter Funds From Operations (FFO) from continuing operations of $54.6 million or $.77 per diluted share, a 6.9% increase over the same period in 2000. Excluding the impact of termination fee revenue, FFO per share increased approximately 10% over the same period in 2000.

     CarrAmerica President and Chief Executive Officer, Thomas A. Carr, commented, "CarrAmerica had a solid first quarter even as the capital and real estate markets underperformed." Mr. Carr continued, " Because of the prudent financial and operating strategies taken in the prior quarters, we look forward to an exciting and productive year."

Portfolio Maintains High Occupancy
----------------------------------

     Performance of operating properties remains strong with an average occupancy of 97% at March 31, 2001.

     Same store portfolio operating income during the quarter grew 2.3% on a GAAP basis and 3.2% on a cash basis over the same period in 2000. The occupancy rate for same store properties was 96.6% in the first quarter of 2001 as compared to 97.7% for first quarter 2000. Excluding the impact of termination fee revenue on the same store net operating income, the same store net operating income grew by 4.9% on a GAAP basis and 5.2% on a cash basis over the first quarter 2000.

Development Update
------------------

     As of March 31, 2001, CarrAmerica and its subsidiary, CarrAmerica Development, Inc., had approximately 452,000 square feet under development in four of the Company's markets. Total cost of this development is expected to be approximately $80.1 million, of which $33.5 million had been invested as of March 31, 2001. This development pipeline is currently 74% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 12.4%.

                                   -CONTINUED-

CarrAmerica Release of May 4, 2001
Page Two



     CarrAmerica or its affiliates own a partial interest in six development projects totaling approximately 1.1 million square feet under development in five markets. The total cost of these projects is expected to be $227.3 million and the projects are currently 60.6% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $70.7 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.2%.

     Also in the first quarter, a subsidiary of CarrAmerica purchased a premier development site located across from the MCI Arena in downtown Washington, D.C. for $26.5 million. The project will contain approximately 450,000 square feet of office and 48 residential units. Construction is expected to commence on the project in the third quarter.

     During the first quarter, CarrAmerica and its affiliates placed in service approximately 170,000 square feet of new office space with total project costs of approximately $22.9 million at an expected year-one unleveraged return on invested capital of approximately 11.7%. In addition, 110,000 square feet were placed in service in partially owned projects in which CarrAmerica owns approximately 35% on average, with total project costs of $21.9 million and an average yield of 10.9%.

Fee Service Revenue Continues to Grow
-------------------------------------

     During the first quarter, CarrAmerica and its affiliates generated real estate service revenue of $10.1 million, an increase of 105.2% over the prior year. Fee service revenue was positively impacted by additional management and development fees received across many of our markets as CarrAmerica continues to build on national relationships and customer-driven service programs including services to joint ventures with which we have an affiliation.

Dispositions
------------

     During the first quarter, the Company and its affiliates completed the previously announced sale of its Phoenix properties at a price of $97.9 million as well as the sale of a small building in Washington, D.C. for $6.5 million and the sale of one land parcel in Atlanta for $2.2 million. The total pre-tax gain on these sales was $4.5 million.

Capital Markets and Finance
---------------------------

     In the first quarter, CarrAmerica and its affiliates repaid $11.1 million in maturing mortgage debt. The Company has improved its fixed charge coverage ratio, including capitalized interest, from 2.1 times for the three months ended March 31, 2000 to 2.4 times for the three months ended March 31, 2001. In addition, the Company's leverage ratio, as measured by total debt to total market capitalization, improved from 44.9% to 34.7% during this same period.

                                   -CONTINUED-

CarrAmerica Release of May 4, 2001
Page Three


CarrAmerica Stock Repurchase Plan Expanded
------------------------------------------

     CarrAmerica has purchased approximately $204 million of its common stock to date under the previously announced $225 million share repurchase program. The average price per share has been $28.97.

     CarrAmerica also announced that its Board of Directors has authorized an expansion of the existing share repurchase program of up to an additional $50 million of its outstanding shares. These additional shares will be purchased under the same terms and conditions as its current program.

CarrAmerica Earnings Estimates
------------------------------

     On Monday, May 7, CarrAmerica management will discuss earnings guidance for 2001. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections (including the impact of the Company's stock repurchase program), a range of fully diluted FFO per share of $3.22 - $3.24 for 2001 will be discussed.

CarrAmerica Announces First Quarter Dividend
--------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a first quarter dividend for its common stock and its Series A Cumulative Convertible Redeemable preferred stock of $.4625 per share. The dividends will be payable to common and Series A preferred shareholders of record as of the close of business on May 18, 2001. CarrAmerica's common stock will begin trading ex-dividend on May 16, 2001, and the dividends payable to common shareholders will be paid on June 1, 2001. Dividends payable to Series A preferred shareholders will be paid on June 1, 2001.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.5356 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.5344 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.5281 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on May 18, 2001. Such preferred stock will begin trading ex-dividend on May 16, 2001 and the dividends will be paid on May 31, 2001.

CarrAmerica First Quarter Webcast and Conference Call
-----------------------------------------------------

     CarrAmerica will conduct a conference call to discuss the first quarter 2001 operations on Monday, May 7, 2001 at 11:00 a.m. ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com. The phone number for the conference call is 1-877-817-7188; for local Washington, D.C. area and international participants, 703-871-3097; and 0800-022-1179 for Netherlands participants. The call is open to all interested persons. A taped replay of the conference call can be accessed immediately after the call through May 14, 2001, by dialing 1-888-266-2081 or 703-925-2533 for local Washington, D.C. area and international participants (access code 5117336 for all callers.)


                                   -CONTINUED-

CarrAmerica Release of May 4, 2001
Page Four


     A copy of supplemental material on the Company's first quarter operations is available on the Company's web site, www.carramerica.com or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C.  20016
(Telephone)  202-729-1764
E-Mail)  swalsh@carramerica.com
         ----------------------

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with companies including: HQ Global Workplaces, a global leader in executive office suites; e'ssention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 283 operating office properties and have 10 office buildings under development in seven key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control, governmental actions and initiatives, and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report of Form 10-K.



                                   -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                                                                               Three Months Ended
                                                                                                   March 31,
                                                                                        ---------------------------------
                                                                                             2001             2000
                                                                                        ---------------- ----------------
                                                                                                    (unaudited)
Revenues:
     Rental income (1):
         Minimum base rent                                                                    $ 106,210        $ 113,880
         Recoveries from tenants                                                                 14,041           16,834
         Parking and other tenant charges                                                         3,538            5,911
                                                                                        ---------------- ----------------
             Total rental revenue                                                               123,789          136,625
                                                                                        ---------------- ----------------
         Real estate service income                                                              10,137            4,941
                                                                                        ---------------- ----------------
             Total operating revenues                                                           133,926          141,566
                                                                                        ---------------- ----------------

Operating expenses:
     Property expenses:
         Operating expenses                                                                      32,041           32,282
         Real estate taxes                                                                        9,567           11,946
     Interest expense                                                                            20,860           26,890
     General and administrative                                                                  14,401            9,772
     Depreciation and amortization                                                               30,825           32,149
                                                                                        ---------------- ----------------
         Total operating expenses                                                               107,694          113,039
                                                                                        ---------------- ----------------

         Real estate operating income                                                            26,232           28,527
Other income:
     Interest income                                                                              1,104              877
     Equity in earnings of unconsolidated entities                                                3,354            1,449
                                                                                        ---------------- ----------------
         Total other income                                                                       4,458            2,326
                                                                                        ---------------- ----------------

         Income from continuing operations before income taxes, minority interest, and gain on sale of assets
         and other provisions, net                                                               30,690           30,853
     Income taxes                                                                                   (47)               -
     Minority interest                                                                           (1,453)          (3,055)
     Gain on sale of assets and other provisions, net                                             1,076            5,354
                                                                                        ---------------- ----------------

         Income from continuing operations                                                       30,266           33,152

         Discontinued operations--Loss from operations of discontinued
         Executive Suites subsidiary (less applicable income tax expense)                             -           (1,380)
                                                                                        ---------------- ----------------

Net income                                                                                     $ 30,266         $ 31,772
                                                                                        ================ ================

     Basic net income per common share:
         Net income from continuing operations                                                   $ 0.34           $ 0.36
         Discontinued operations                                                                      -            (0.02)
                                                                                        ---------------- ----------------
         Net income                                                                              $ 0.34           $ 0.34
                                                                                        ================ ================
     Diluted net income per share:
         Net income from continuing operations                                                   $ 0.32           $ 0.36
         Discontinued operations                                                                      -            (0.02)
                                                                                        ---------------- ----------------
         Net income                                                                              $ 0.32           $ 0.34
                                                                                        ================ ================


(1) Rental income includes $2,366 and $3,001 of accrued straight-line rents for 2001 and 2000, respectively.

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                (In thousands)


                                                                    March 31,         December 31,
                                                                      2001               2000
                                                                -----------------  -----------------
                                                                    (unaudited)

Assets
Rental Property:
    Land                                                             $   628,277        $   644,326
    Buildings                                                          1,778,131          1,836,214
    Tenant Improvements                                                  331,571            325,936
    Furniture, fixtures and equipment                                      3,061              6,844
                                                                -----------------  -----------------
                                                                       2,741,040          2,813,320
Less - accumulated depreciation                                         (397,043)          (381,260)
                                                                -----------------  -----------------
    Net rental property                                                2,343,997          2,432,060

Land held for future development and sale                                 77,617             47,984
Construction-in-progress                                                  33,542             48,300
Cash and cash equivalents                                                 47,799             24,704
Restricted deposits                                                       30,474             39,482
Accounts and notes receivable                                             38,549             70,693
Investments in unconsolidated entities                                   275,610            269,193
Accrued straight-line rents                                               57,064             54,960
Tenant leasing costs, net                                                 53,618             54,522
Deferred financing costs, net                                             10,570             11,311
Prepaid expenses and other assets, net                                    19,507             19,632
                                                                -----------------  -----------------
                                                                     $ 2,988,347        $ 3,072,841
                                                                =================  =================

Liabilities and Stockholders' Equity
Liabilities:
     Mortgages and notes payable                                     $ 1,253,095        $ 1,211,158
     Accounts payable and accrued expenses                                69,687             96,147
     Rent received in advance and security deposits                       29,880             29,143
                                                                -----------------  -----------------
                                                                       1,352,662          1,336,448

Minority interest                                                         88,042             89,687

Stockholders' equity:
     Preferred stock                                                          93                 93
     Common stock                                                            621                650
     Additional paid in capital                                        1,665,373          1,755,985
     Cumulative dividends paid in excess of net income                  (118,444)          (110,022)
                                                                -----------------  -----------------
                                                                       1,547,643          1,646,706
                                                                -----------------  -----------------
Commitments and contigencies
                                                                     $ 2,988,347        $ 3,072,841
                                                                =================  =================

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                             Funds From Operations
                   (In thousands, except per share amounts)


                                                                                                   Three Months Ended
                                                                                                       March 31,
                                                                                              -----------------------------
                                                                                                  2001            2000
                                                                                              -------------   -------------
                                                                                                       (unaudited)

Net income from continuing operations before minority interest:                                 $   31,719     $    36,207

Adjustments to derive funds from continuing operations:
       Add:    Depreciation Amortization - REIT Properties                                          29,622          30,783
               Depreciation Amortization - Equity Properties                                         3,084             659
       Deduct:
               Minority interests' (non Unitholders) share
               of depreciation, amortization and net income                                           (282)           (255)
               Gain on sale of assets and other provisions, net                                     (1,076)         (5,354)
                                                                                              -------------   -------------
FFO from continuing operations before allocations to the minority Unitholders                       63,067          62,040

Less:  FFO allocable to the minority Unitholders                                                    (3,837)         (4,437)
                                                                                              -------------   -------------
CarrAmerica Realty Corporation's FFO from continuing operations                                     59,230          57,603
Less:  Preferred stock dividends                                                                    (8,649)         (8,777)
                                                                                              -------------   -------------
CarrAmerica Realty Corporation's FFO from continuing operations
       attributable to common shares                                                              $ 50,581        $ 48,826

Discontinued operations                                                                                  -           4,895
                                                                                              -------------   -------------

CarrAmerica Realty Corporation's FFO attributable to common shares                                $ 50,581        $ 53,721
                                                                                              =============   =============

Weighted average common shares outstanding:
       Basic                                                                                        63,186          66,967
       Diluted                                                                                      71,158          74,233

Basic funds from operations per common share:
       Funds from continuing operations                                                             $ 0.80          $ 0.73
       Funds from discontinued operations                                                                -            0.07
                                                                                              -------------   -------------
               Total funds from operations                                                          $ 0.80          $ 0.80
                                                                                              =============   =============

Diluted funds from operations per share:
       Funds from continuing operations                                                             $ 0.77          $ 0.72
       Funds from discontinued operations                                                                -            0.07
                                                                                              -------------   -------------
               Total funds from operations                                                          $ 0.77          $ 0.79
                                                                                              =============   =============

CarrAmerica Realty Corporation
FFO attributed to common shares from continuing operations                                        $ 50,581        $ 48,826
Series A Preferred share dividends                                                                     219             253
Minority interest from convertible partnership units                                                 3,837           4,437
                                                                                              -------------   -------------
Adjusted FFO attributable to common shares from continuing operations                             $ 54,637        $ 53,516
                                                                                              =============   =============

Weighted average common shares outstanding - Basic                                                  63,186          66,967
Weighted average conversion of Series A Preferred shares                                               480             539
Weighted average conversion of operating partnership units                                           6,073           6,480
Incremental options                                                                                  1,419             247
                                                                                              -------------   -------------
Adjusted weighted average common shares - Diluted                                                   71,158          74,233
                                                                                              =============   =============